UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 1, 2007

ZAP
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-303000 (Commission File Number)	94-3210624 (IRS Employer Identification Number)

501 Fourth Street Santa Rosa, CA (Address of principal executive offices)		95401 (Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 1, 2007 Mr. Maximilian Scheder- Bieschin resigned as President . He did not have have any disputes with the Company.

Due to the current expansion and introduction of ZAP’s new Advanced Technology Vehicles the Company is recruiting individuals with experience in the automotive industry.

The Company appointed Michael Ringstad as Operations Controller. He was engaged by the Company as a financial consultant starting in July 2006. Prior to his employment at ZAP, Mr. Ringstad was a Financial Controller for River Rock Casino from 2003 to 2006. Michael also provided financial and consulting services to various non-profit organizations from 2001 to 2003. Mr. Ringstad was an accountant at Baldwin and Tuner CPA’s in Petaluma, California. He also has a Bachelors degree in Accounting from San Francisco State University.

The Company also appointed Sherri Haskell as Director of Investor Relations. From 2001 to the end of 2006, she was the Principal of Capital Dynamics,LLC an investment and advisory firm. Ms. Haskell has also worked as a stock broker and holds a Bachelor of Science degree from St. Louis University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: March 2, 2007	By:	/s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer